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                                                                     Exhibit 11


                       [Venable, Baetjer and Howard, LLP]



                                                              February 12, 1996



Comstock Partners Funds, Inc.
10 Exchange Place, Suite 2010
Jersey City, New Jersey 07302-3913


      RE: Comstock Partners Capital Value Fund
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Ladies and Gentlemen:


      We have acted as special Maryland counsel to Comstock Partners Funds, Inc., a Maryland corporation (the "Company"), in connection with the proposed acquisition by the Company on behalf of Comstock Partners Capital Value Fund (the "Fund") of all or substantially all the assets and liabilities of the Dreyfus Capital Value Fund, Inc. (the "Acquired Fund"), in exchange for Class A, Class B, Class C and Class R shares of Common Stock of the Fund (the
"Class A Shares," "Class B Shares," "Class C Shares," and "Class R Shares," respectively), pursuant to an Agreement and Plan of Reorganization dated as of February 9, 1996 executed by the Company on behalf of the Fund and by the Acquired Fund (the "Agreement").

      We have examined the Company's Registration Statement on Form N-14 subtstantially in the form in which it is to become effective (the "Registration Statement"), the Company's Charter and Bylaws, and the Agreement. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

      We have also examined and relied upon such corporate records of the Company and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Agreement constitutes the legal, valid and binding obligation of the Acquired Fund, enforceable against the Acquired Fund in accordance with its terms, and, further, that the number of Class A Shares, Class B Shares, Class C Shares and Class R Shares of the Fund to be issued by the Company on behalf of the Fund to the Acquired Fund pursuant to the Agreement will not exceed the respective number of then unissued Class A Shares, Class



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Comstock Partners Funds, Inc.
February 12, 1996
Page 2



B Shares, Class C Shares and Class R Shares of the Fund authorized in the Company's Charter.

      Based upon the foregoing, we are of the opinion that:

      1. The Company is a corporation validly existing and in good standing under the laws of the State of Maryland.

      2. The Class A Shares, Class B Shares, Class C Shares and Class R Shares of the Fund to be issued by the Company on behalf of the Fund as contemplated in the Agreement have been, to the extent of the number of shares of the respective class authorized in the Charter of the Company and then unissued, duly authorized, and, subject to the receipt by the Company of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Agreement will be validly issued, fully paid and nonassessable Class A Shares, Class B Shares, Class C Shares and Class R Shares of the Fund under the laws of the State of Maryland.

      This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities law or to other laws.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus/Proxy Statement included in the Registration Statement. We do not thereby admit that we are "experts" as that term is used in the Securities Act of 1933 and the regulations thereunder. This opinion may not be relied upon by any other person or for any other purpose without our written consent.



                                            Very truly yours,

                                            /s/ Venable, Baetjer and Howard, LLP
                                            ------------------------------------
                                            Venable, Baetjer and Howard, LLP